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                                                                  EXHIBIT 99.(A)




                         REGISTRATION RIGHTS AGREEMENT


                 THIS AGREEMENT, made as of this 20th day of June, 1997, between BOOTH AMERICAN COMPANY, a Michigan corporation ("Holder") and ADELPHIA COMMUNICATIONS CORPORATION, a Delaware corporation (the "Company").

                                  WITNESSETH:

                 WHEREAS, pursuant to an Agreement and Plan of Merger dated November 11, 1996 among the Company, Virginia Acquisition Corp., Holder, Booth Communications of Virginia, Inc. and Booth Communications of Virginia Assets, Inc. (the "Merger Agreement"), Holder is to acquire 3,571,428 shares (the "Shares") of the Company's Class A common stock, par value $.01 per share (the "Common Stock"); and

                 WHEREAS, the execution and delivery of this Agreement is a condition to the transactions contemplated by the Merger Agreement; and

                 WHEREAS, Holder desires to have the Shares subject to the rights described herein.

                 NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

                 1.       Definitions.  For purposes of this Agreement:

                          (a)     The term "Act" means the Securities Act of
1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same are in effect from time to time;

                          (b)     The term "Commission" means the Securities
and Exchange Commission or any other federal agency at the time primarily responsible for administering the Act;

                          (c)     The term "Registrable Securities" means (1)
the Shares and (2) any capital stock of the Company or a successor to the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares, in each case, which are held by Holder.

                          (d)     The term "Rigas Shareholders" means
Dorellenic, Ionian Communications, L.P., Syracuse Hilton Head Holdings, L.P., Highland Holdings, John J. Rigas, Doris N. Rigas, Timothy J. Rigas, Michael J. Rigas, James P. Rigas, Ellen K. Rigas, any of their respective spouses, estates or lineal descendants, any trust created for the benefit of any such persons or, while and to the extent they are serving in such capacity, the executors, administrators or personal representatives of such persons, and any corporation, partnership or other entity owned or controlled by one or more of the Rigas Shareholders.
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                 2.       Registration Under the Act.

                          (a)     At any time after 150 days from the date
hereof through the second anniversary of the date hereof, the Holder shall have the right to demand that the Company use its best efforts to register the Registrable Securities, or a portion thereof (provided that no such demand may be made for the registration of Registrable Securities having a market value of less than $5,000,000). Upon receipt of such written demand, the Company shall use its best efforts to file a registration statement on Form S-3 or another appropriate form under the Act (including, if the Company is not eligible for registration on Form S-3, Form S-1) covering the registration of the Registrable Securities subject to such demand (provided that in no event will such filing be required before the 180th day from the date hereof), and the Company shall then use best efforts to cause such registration statement to be filed and declared effective under the Act and kept effective until the earlier of the second anniversary of the date hereof or the date when the Holder is able to sell all remaining Registrable Securities in the succeeding 90 day period without a prospectus delivery requirement under the Act. In no event shall the Holder have the right to make more than two demands under this Paragraph 2.

                          (b)     Notwithstanding the foregoing, the Company
shall not be obligated to cause a registration statement to be filed and declared effective pursuant to this Paragraph 2 or, if the registration statement is effective, the Company may request the Holder not to (and upon such request the Holder hereby agrees not to) make any sales pursuant thereto, for up to two periods of sixty (60) days each, as the Company shall specify, provided that the Company shall furnish to Holder a certificate signed by the President or a Vice President of the Company stating that in the good faith judgment of the Company it would be detrimental to the Company or its shareholders for a registration statement to be filed or for sales to occur under an effective registration statement and provided further that any such period shall terminate upon a sale of the Company's stock by a Rigas Shareholder. During any period that sales of Registrable Securities by the Holder are restricted under this Paragraph, at the Holder's request, the Company will give written notice to the Holder as soon as the restrictions on sale terminate.

                          (c)     Holder shall promptly notify the Company in
writing of any sales made pursuant to any registration statement filed pursuant to this Agreement.

                          (d)     The Company represents and warrants to the
Holder that it is currently eligible for registration on Form S-3 for secondary offerings of the nature contemplated hereby.

                 3.       Piggyback Registration.

                          (a)     If at any time following the date hereof and
ending twenty-four (24) months following the date hereof, a registration statement has not become effective under Paragraph 2 above and the Company proposes to file a registration statement covering the registration of any of its Common Stock under the Act in connection with the offering of such securities by the Company or any of the Rigas Shareholders solely for cash on a form (other


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than Form S-4 or Form S-8) that would also permit the concurrent registration of the Registrable Securities, the Company shall promptly give Holders written notice of such determination. Upon the written request of a Holder given within fifteen (15) business days after mailing of any such notice by the Company, the Company shall use best efforts to cause to be registered under the Act all of the Registrable Securities that Holders have requested be registered.

                          (b)     Notwithstanding any other provision of
Paragraph 3, if the underwriter selected by the Company or the Rigas Shareholders reasonably determines that factors require a limitation of the number of shares to be underwritten, the underwriter may exclude some or all of the Registrable Securities from such registration and underwriting provided that any such partial exclusion shall be made on a pro rata basis among all the requesting Holders.

                          (c)     In the event that any registration of
Registrable Securities pursuant to this Paragraph 3 shall be, in whole or in part, a firm commitment underwritten offering of securities of the Company, and any request by such Holders to register Registrable Securities pursuant to Paragraph 3 must specify that such Registrable Securities are to be included in the underwriting on the same terms and conditions as the shares of Common Stock, if any, otherwise being sold through underwriters under such registration.

                          (d)     The provisions of Paragraph 2(b) shall also
apply to registration statements under this Paragraph 3.

                 4. Registration Procedures. Whenever required under Paragraphs 2 or 3 to use best efforts to effect the registration of any Registrable Securities, the Company shall:

                          (a)     Use best efforts to prepare and file with the
Commission a registration statement with respect to such Registrable Securities and to cause such registration statement to become and remain effective; provided, however, that in connection with any periods of proposed registration under or in satisfaction of Paragraph 2, the Company shall in no event be obligated to cause any such registration to remain effective after the second anniversary of the date of effectiveness, excluding any periods of suspension of sales during effectiveness pursuant to Paragraph 2(b) or 11 or occurring as a result of an event described in the next succeeding sentence. In connection therewith, the Company shall notify Holder of the happening of any event during the period a registration statement is effective which makes any statement made in such registration statement or the related prospectus untrue in any material respect or which requires the making of any changes in such registration statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (which advice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made) and use best efforts to promptly prepare a supplement or post-effective amendment to a registration statement or the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to





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state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the Company shall not be required to update, pursuant to this Paragraph 4, any such document during a period where the Company shall, in good faith and using reasonable business judgment and based upon the advice of outside counsel, believe that the premature disclosure of any event or information would have a material effect on the Company, provided further that the Company shall comply in all respects with the Act and the Securities Exchange Act of 1934, as amended, together with all applicable rules and regulations of the Securities and Exchange Commission promulgated thereunder and all applicable state securities laws and regulations.

                          Holder agrees that, upon receipt of any such notice
from the Company of the happening of any event of the kind described herein, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to such registration statement until such Holder's receipt of the copies of the supplemented or amended prospectus, and, if so directed by the Company, such Holder will deliver to the Company (at its expense) all copies in its possession, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

                          (b)     Prepare and file with the Commission such
amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                          (c)     Furnish to Holder such numbers of copies of a
prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder.

                          (d)     Use its best efforts to register and qualify
the securities covered by such registration statement under such other securities or Blue Sky laws of such United States jurisdictions as shall be reasonably requested by Holder for the distribution of the securities covered by the registration statement, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and further provided that (anything in this Agreement to the contrary notwithstanding with respect to the bearing of expenses) if any jurisdiction in which the securities shall be qualified shall require that expenses incurred in connection with the qualification of the securities in that jurisdiction be borne by selling shareholders, then such expenses shall be payable by the Holder pro rata based upon the number of shares registered, to the extent required by such jurisdiction.

                 5. Obligation to Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that Holder shall furnish to the Company such information regarding Holder, or the Registrable Securities held by Holder, and the intended method of disposition of such securities, as the Company shall reasonably request or as shall be required in connection with the action to be taken by





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the Company hereunder, including but not limited to information required by
Items 507 and 508 of Regulation S-K under the Act.

                 6. Expenses of Registration. All expenses incurred in connection with a registration effected pursuant to Paragraph 2 (excluding a Holder's pro rata qualification expenses under Paragraph 4(d), underwriters' discounts and commissions, and counsel, advisory or consultant fees of a selling Holder), including without limitation all registration and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company, shall be borne by the Company. Any expenses of a registered offering under Paragraph 2 not required to be borne by the Company shall be borne pro rata by the selling Holders.

                 7. Company Registration Expenses. In the case of any registration effected pursuant to Paragraph 3, the Company shall bear any additional registration and qualification fees and expenses (excluding additional underwriters' discounts and commissions), and any additional costs and disbursements of counsel for the Company that result from the inclusion of securities held by the Holders in such registration. Any such additional expenses of the registration not required to be borne by the Company shall be borne by the selling Holders and any other stockholders participating in the registration, pro rata on the basis of the amount of securities so registered; provided, however, that if any such additional cost or expense is attributable solely to a selling Holder and does not constitute a normal cost or expense of such a registration, such cost or expense shall be allocated to such Holder. In addition, each Holder shall bear the fees and costs of its own counsel, advisors and consultants.

                 8. Underwriting Requirements. In connection with any offering involving an underwriting of shares being issued by the Company or sold by Rigas Shareholders under Paragraph 3, Holder hereby agrees to accept the terms of the underwriting as agreed upon between the Company and/or the Rigas Shareholders, as the case may be, and the underwriters selected by the Company, to the extent such terms are not inconsistent with this Agreement and no less favorable than those received by the Company and/or the Rigas Shareholders.

                 9. Delay of Registration. Holder shall not have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

                 10. Indemnification. In the event any Registrable Securities are included in a registration statement under this Agreement:

                          (a)     To the extent permitted by law, the Company
will indemnify and hold harmless each Holder joining in a registration, any underwriter (as defined in the Act) for it, and each person, if any, who controls such underwriter within the meaning of the Act, against any losses, claims, damages, or liabilities, joint or several, to which they may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary





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prospectus or final prospectus, or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of any violation by the Company of any rule or regulation promulgated under the Act applicable to the Company and relating to action or inaction required of the Company in connection with any registration; and will reimburse such Holder, such underwriter, or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Paragraph 10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, expenses or action if such settlement is effected without the consent of the Company (provided that the Company shall not unreasonably withhold such consent) nor shall the Company be liable in any such case for any such loss, claim, damage, liability, expenses, or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by Holder.

                          (b)     To the extent permitted by law, Holder will
indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, and each agent and any underwriter for the Company (within the meaning of the Act) against any losses, claims, damages, or liabilities, joint or several, to which the Company and/or any such director, officer, controlling person, agent, or underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus, or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by Holder expressly for use in connection with such registration; and Holder will reimburse any legal or other expenses reasonably incurred by the Company and/or any such director, officer, controlling person, agent, or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Paragraph 10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, expense or action if such settlement is effected without the consent of such Holder.

                          (c)     Promptly after receipt by an indemnified
party under this paragraph of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this paragraph, notify the indemnifying party in writing of the commencement thereof and the indemnifying





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party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to his ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this paragraph, but the omission so to notify the indemnifying party will not relieve him of any liability that he may have to any indemnified party otherwise than under this paragraph.

                          (d)     Contribution.  If for any reason the
indemnification provided for in the preceding clauses (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by the preceding clauses (a) and (b), then the indemnifying party will contribute to the amount paid or payable by the indemnified party as a result of the loss, claim, damage liability or expense in the proportion as is appropriate to reflect (i) the relative benefits received by the indemnified party and the indemnifying party, (ii) the relative failure of the indemnified party and the indemnifying party, and (iii) any other relevant equitable considerations.

                 11. Lockup Agreement. In consideration for the Company agreeing to its obligations under this Agreement, each Holder agrees in connection with any registration of the Company's securities, upon the request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than, subject to the requirements of Paragraphs 12, (a) those included in the registration and (b) sale transactions not involving a public offering, provided that the transferee of such Holder as a condition thereto and in connection therewith, agrees to be bound by and joins into this Paragraph 11), without the prior written consent of the Company or such underwriters, as the case may be, for such period of time not to exceed 90 days from the effective date of such registration as the Company or the underwriters may specify. The restrictions under this Paragraph 11 shall be conditioned upon an understanding that the Rigas Shareholders will be similarly restricted during any such period. During any period that sales of Registrable Securities by the Holder are restricted under this Paragraph, at the Holder's request, the Company will give written notice to the Holder as soon as the restrictions on sale terminate. The Company hereby agrees to give Holder among other things written notice of the filing of a registration statement for a proposed underwritten offering to which the restrictions in this Paragraph 11 could apply if so requested. From and after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any shares of Common Stock providing for the granting to such holder of registration rights unless such agreement includes the equivalent of this Paragraph 11 as a term.

                 12. Limitations on Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their successors and assigns; provided, that the registration rights granted to Holder in Paragraph 2 and Paragraph 3 hereof may not be assigned or transferred in whole or in part (a) by Holder to any transferee other than to a shareholder of Holder that (i) was such a shareholder on the date of this Agreement,





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(ii) provided all information reasonably requested by the Company in connection with the issuance and sale of the Shares to Holder on the date hereof and (iii) agrees to be bound by and joins in this Agreement as a Holder and thereby agrees among other things to provide all necessary information to the Company pursuant to Paragraph 5 in connection with a registration hereunder, and (b) by any such shareholders of Holder to whom Registrable Securities are distributed, except that the registration rights of any such shareholder who is an individual may be transferred to the legal estate of such individual shareholder who shall die after the date hereof, so long as such estate agrees to be bound by and joins in this Agreement as a Holder and thereby agrees among other things to provide all necessary information to the Company pursuant to Paragraph 5 hereunder.

                 13. Information. The Company covenants and agrees to use its best efforts to make and keep public information available, as required by Rule 144(c) under the Act, at all times from the second anniversary of the date hereof to the third anniversary of the date hereof, if any Registrable Securities shall then be outstanding. The Company agrees to use its best efforts not to cause the Common Stock to be removed from registration pursuant to Section 12 of the Securities Exchange Act of 1934 or to be delisted from the National Association of Securities Dealers Automated Quotations System National Market System.

                 14. Termination. Unless sooner terminated pursuant to the terms of this Agreement, the obligations of the Company pursuant to Paragraphs 2 and 3 hereof as to any Holder's Registrable Securities, and the Holder's restrictions under Paragraph 11 hereof, shall expire upon the earlier of: (i) the sale or other disposition of such Registrable Securities by a Holder, other than a sale or disposition in compliance with Paragraph 12 hereof, (ii) two years following the date of this Agreement or (iii) as to any Holder, the date when such Holder's Registrable Securities then outstanding may be resold during the succeeding three-month period without such Holder being required to deliver a prospectus with respect thereto under the Act or the rules and regulations promulgated thereunder. In addition to the foregoing, the obligations of the Company pursuant to this Agreement shall terminate as to any Holder which notifies the Company in writing that it does not wish to have its Shares registered under Paragraph 2 hereof.

                 15. Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and negotiations relating thereto.

                 16. Governing Law. This Agreement, together with the rights and obligations of the parties hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to any jurisdiction's conflicts of laws provisions.

                 17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.





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                 18.      Titles and Subtitles.  The titles and subtitles used
in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

                 19. Notices. Any notice, request or other communication required or permitted under this Agreement shall be given in writing and shall be deemed to be effectively given upon (i) personal delivery, (ii) delivery by U.S. Express Mail or other overnight courier service which provides evidence of delivery, (iii) legible facsimile transmission, or (iv) the expiration of three
(3) days following deposit with the United States Postal Service, by registered or certified mail, postage prepaid, addressed, in each case, as follows:

                 If to the Company:

                          Adelphia Communications Corporation
                          Attn:   Jake Kane
                                  Colin H. Higgin
                          5 West Third Street
                          Coudersport, Pennsylvania  16915
                          Telephone: (814) 274-9830
                          Facsimile: (814) 274-8631

                          with a copy to:

                          Buchanan Ingersoll Professional Corporation
                          5800 USX Tower, 600 Grant Street
                          Pittsburgh, Pennsylvania 15219
                          Attn:  Bruce I. Booken, Esq.
                          Telephone:  (412) 562-8839
                          Facsimile:  (412) 562-1041

                 If to Holder:

                          333 W. Fort Street
                          12th Floor
                          Detroit, Michigan 48226
                          Attn:  Ralph H. Booth, II
                          Telephone:  313-202-3360
                          Facsimile:  (313) 202-3390





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                          with a copy to:

                          Honigman Miller Schwartz and Cohn
                          2290 First National Building
                          Detroit, Michigan 48226
                          Attn:  David Foltyn, Esq.
                          Telephone:  (313) 256-7763
                          Facsimile:  (313) 962-0176

or at such other address as any party may designate by ten (10) days advance written notice to the other party in accordance with the provisions of this Paragraph.

                 20. Amendments. This Agreement may not be amended without the written consent of the Company and the holders of at least a majority in interest of the then outstanding Registrable Securities.



                    (signatures continued on following page)





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                 IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by a duly authorized representative as of the day first above written.
                                     HOLDER:

                                     BOOTH AMERICAN COMPANY

                                     By:   /s/ Ralph H. Booth, II
                                           Ralph H. Booth II
                                           President and Chief Financial Officer

                                     COMPANY:

                                     ADELPHIA COMMUNICATIONS CORPORATION


                                     By:   /s/ Michael J. Rigas
                                           Michael J. Rigas
                                           Executive Vice President





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